Exhibit 5.1

[Smith, Gambrell & Russell, LLP LETTERHEAD]

OPINION OF LAW FIRM

Terry F. Schwartz
Direct Tel: (404) 815-3731
Direct Fax:  (404) 685-7031
Email: tschwartz@sgrlaw.com

November 5, 2007

Board of Directors
Ebix, Inc.
5 Concourse Parkway
Suite 3200
Atlanta, Georgia 30328

Re:          Ebix, Inc. — Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Ebix, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof relating to the offer and sale of 500,000 shares of common stock, par value $0.10 per share (the “Common Stock”), of the Company by certain stockholders of the Company.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K.

In connection with rendering our opinion herein, we have examined the following:

(1)                                  the Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware;

(2)                                  the By-laws of the Company, as amended;

(3)                                  a unanimous written consent of the board of directors of the Company, taken as of July 11, 2007; and

(4)                                  the Registration Statement.

In our examination of documents, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the 500,000 shares of Common Stock covered by the Registration Statement have been legally authorized by the Company and are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission thereunder.

Very truly yours,

Smith, Gambrell & Russell, LLP

By:	/s/ Terry F. Schwartz
Terry F. Schwartz